Filed pursuant to Rule 424(b)(5)
Registration No. 333-274076

Prospectus Supplement

(To Prospectus dated September 8, 2023)

5,970,152 American Depositary Shares

Representing 5,970,152 Ordinary Shares

YOSHITSU CO., LTD

We are offering 5,970,152 American depositary shares, or “ADSs,” each representing one of our ordinary shares (“Ordinary Shares”), directly to certain institutional investors pursuant to that certain securities purchase agreement, dated January 26, 2024 (the “Securities Purchase Agreement”), at a purchase price of $0.67 per ADS.

The ADSs are listed on The Nasdaq Capital Market, or “Nasdaq,” under the symbol “TKLF.” On January 25, 2024, the last reported sale price of the ADSs on Nasdaq was $0.785 per ADS.

In a concurrent private placement, we are also offering to the institutional investors, warrants to purchase an aggregate of up to 5,970,152 ADSs (the “Warrants”) at an exercise price of $0.67 per ADS. The Warrants are immediately exercisable and will expire on the date that is five and one-half year anniversary of their issuance. The Warrants and the ADSs issuable upon the exercise of such Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

We have retained Maxim Group LLC as our placement agent in connection with this offering. The placement agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus. We have agreed to pay the placement agent the fees set forth in the table below and to pay the placement agent for certain offering expenses. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for more information regarding these arrangements.

We are an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, as amended, and, as such, will be subject to reduced public company reporting requirements.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates, or public float, as of January 26, 2024, was approximately $12.83 million, which was calculated based on 14,258,568 Ordinary Shares held by non-affiliates as of January 26, 2024 and a per share price of $0.90, which was the closing price of the ADSs on Nasdaq on December 20, 2023. We have not sold any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 6 OF THE ACCOMPANYING PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN THE ADSs.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per ADS	Total
Public offering price	$0.67	$4,000,002
Placement agent’s fees(1)	$0.05	$300,000
Proceeds, before expenses, to us	$0.62	$3,700,002

(1) We will pay the placement agent a placement agent fee equal to 7.5% of the gross proceeds of the offering and certain expenses incurred in this offering. See “Plan of Distribution” on page S-13 of this prospectus supplement for more information regarding the compensation to placement agent.

We expect that delivery of the ADSs being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about January 30, 2024, subject to customary closing conditions.

Placement Agent

Maxim Group LLC

The date of this prospectus supplement is January 26, 2024

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On August 18, 2023, we filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333-274076), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective by the SEC on September 8, 2023. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to $100,000,000 of our Ordinary Shares, including Ordinary Shares represented by ADSs, each representing one Ordinary Share, debt securities, warrants, and units, or any combination thereof, together or separately, as described in the accompanying prospectus. We are selling ADSs in this offering. Other than ADSs being sold pursuant to this offering, we have not sold any securities under this shelf registration statement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus supplement. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under any Report of Foreign Private Issuer on Form 6-K into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties, or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the placement agent has not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, the ADSs only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the ADSs in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ADSs and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-ii

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement are to:

●	“ADRs” are to the American Depositary Receipts that may evidence the ADSs;

●	“China” or the “PRC” are to the People’s Republic of China;

●	“Japanese yen,” “JPY,” or “¥” are to the legal currency of Japan;

●	“Kaika International” are to Kaika International Co., Ltd., formerly known as Tokyo Lifestyle Co., Ltd., a stock company incorporated pursuant to the laws of Japan, which was wholly owned by Yoshitsu (defined below);

●	“Palpito” are to Palpito Co., Ltd., a company incorporated pursuant to the laws of Japan, which was 40% owned by Yoshitsu and 60% by two unrelated third parties;

●	“U.S. dollars,” “$” and “dollars” are to the legal currency of the United States;

●	“U.S. GAAP” are to generally accepted accounting principles in the United States;

●	“we,” “us,” “our,” “our Company,” or the “Company” are to Yoshitsu and its subsidiary, as the case may be; and

●	“Yoshitsu” are to Yoshitsu Co., Ltd, a stock company incorporated pursuant to the laws of Japan.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Many of the forward-looking statements contained in this prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus supplement, the accompanying prospectus, and our SEC filings that are incorporated by reference into this prospectus supplement. These forward-looking statements include, but are not limited to, statements regarding our intent, belief, or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. These forward-looking statements speak only as of the respective dates of this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, as applicable, and are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitle d “Item 3. Key Information—3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended March 31, 2023 (the “2023 Annual Report”), the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement, and the section entitled “Risk Factors” on page 6 of the accompanying prospectus. These risks and uncertainties include factors relating to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract customers and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	trends and competition in the beauty and health products industry; and

●	other risk factors discussed under “Item 3. Key Information—3.D. Risk Factors” in our 2023 Annual Report.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement or incorporated by reference herein will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein and any free writing prospectus, whether as a result of any new information, future events, changed circumstances, or otherwise.

You should read this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated therein by reference. You should read carefully the entire documents, including our financial statements and related notes, to understand our business, the Ordinary Shares, and the other considerations that are important to your decision to invest in our securities. You should pay special attention to the “Risk Factors” sections beginning on page S-6 of this prospectus supplement and on page 6 of the accompanying prospectus.

Our Corporate Structure

We began our operations through Yoshitsu, a stock company incorporated on December 28, 2006 pursuant to the laws of Japan. On October 24, 2019, Yoshitsu incorporated a wholly owned subsidiary, Tokyo Lifestyle Co., Ltd., pursuant to the laws of Japan. On August 25, 2022, Tokyo Lifestyle Co., Ltd. changed its name to Kaika International Co., Ltd.

On December 25, 2020, we established a new company in Japan, Palpito, owned 40% by Yoshitsu and 60% by two unrelated third parties. Palpito is a retailer and wholesaler of art toys, which are toys and collectibles created by artists and designers that are either self-produced or made by small, independent toy companies, typically in very limited editions.

On January 13, 2022, we closed our initial public offering (“IPO”) of 6,250,000 ADSs at a public offering price of $4.00 per ADS, which included 250,000 ADSs issued pursuant to the partial exercise of the underwriters’ over-allotment option. Each ADS represents one Ordinary Share. The closing for the sale of the over-allotment shares took place on February 21, 2022. Gross proceeds of our IPO, including the proceeds from the sale of the over-allotment shares, totaled $25.0 million, before deducting underwriting discounts and other related expenses. Net proceeds of our IPO, including over-allotment shares, were approximately $21.4 million. In connection with the IPO, the ADSs began trading on Nasdaq under the symbol “TKLF” on January 18, 2022.

On July 20, 2022, we entered into a definitive agreement (the “Agreement”) with All Seas Global Limited (the “Seller”). Mr. Mei Kanayama, the representative director of our Company, holds 100% of the equity interests in the Seller, and hence, we and the Seller are related parties under common control. Tokyo Lifestyle Limited is a company principally engaged in the import and retail of Japanese beauty and cosmetic products in Hong Kong and engaged in the live e-commerce business through its wholly-owned subsidiary, Shenzhen Qingzhiliangpin Network Technology Co., Ltd. (“Qingzhiliangpin”). Pursuant to the Agreement, we agreed to acquire 100% of the equity interests in Tokyo Lifestyle Limited in consideration of the sum of ¥392,000,000 in cash (approximately US$2,842,173), subject to certain terms. The transaction contemplated by the Agreement was approved by our board of directors at a meeting on June 27, 2022, and closed on July 27, 2022. This acquisition is a critical initiative of our business strategy to boost our business expansion in the Southeast Asia market and advance the digital transformation of live streaming e-commerce in our retail business.

On October 26, 2022, the board of directors of Tokyo Lifestyle Limited approved the acquisition of REIWATAKIYA (MYS) SDN. BHD. (“Reiwatakiya”) from the Seller, who held 60% equity interests in Reiwatakiya. Reiwatakiya is an entity incorporated on June 14, 2022 and is not in operation as of the date of this prospectus supplement. It is expected to principally engage in the import and retail of Japanese beauty and cosmetic products in Malaysia. The 60% equity interests in Reiwatakiya were transferred to Tokyo Lifestyle Limited on October 26, 2022 with no consideration. As Tokyo Lifestyle Limited and Reiwatakiya previously were controlled by the same ultimate controlling shareholder before this acquisition of a business between entities under common control, and therefore, the related acquired assets and liabilities were transferred at Reiwatakiya’s historical carrying value. On January 4, 2023, Tokyo Lifestyle Limited acquired the remaining 40% of the equity interests in Reiwatakiya from a third-party shareholder with no consideration and Reiwatakiya became the wholly owned subsidiary of Tokyo Lifestyle Limited.

On June 30, 2023, we entered into two share transfer agreements (the “Agreements”) with Seihinkokusai Co., Ltd. (“Seihinkokusai”), an entity of which Mr. Mei Kanayama’s wife is a director and the representative director, to sell our 100% equity interests in Kaika International and 40% equity interests in Palpito to Seihinkokusai, for cash consideration of ¥5,000,000 (approximately $37,595) and ¥40,000,000 (approximately $300,760), respectively. The transactions were negotiated at arm’s length and were approved by our board on June 30, 2023. The cash consideration was fully received, and the transactions were completed on July 1, 2023.

On September 6, 2023, Tokyo Lifestyle Limited incorporated a wholly-owned subsidiary, RAKKISTAR HOLDING INC., in the Province of Ontario, Canada. On October 17, 2023, Tokyo Lifestyle Limited incorporated a wholly-owned subsidiary, Tokyo Lifestyle Holding Inc. (“TSL Holding”), in the State of Delaware. On October 26, 2023, TSL Holding incorporated a wholly-owned subsidiary, REIWATAKIYA BOS LLC, a limited liability company in the Commonwealth of Massachusetts. On November 8, 2023, TSL Holding incorporated a wholly-owned subsidiary, REIWATAKIYA NYC LLC, a limited liability company in the State of New York. These companies are currently not engaging in any active business operations.

The chart below illustrates our corporate and shareholding structure:

Notes: all percentages reflect the equity interests held by each of our shareholders.

(1)	Represents 12,975,050 Ordinary Shares held by Tokushin G. K., which is owned by Mr. Kanayama and his family, as of the date of this prospectus supplement.

(2)	Represents 2,672,754 ADSs held by Yingjia Yang, each representing one Ordinary Share, as of the date of this prospectus supplement, according to a Schedule 13G filed by Yingjia Yang on December 31, 2021 with the SEC.

(3)	Represents 2,672,460 ADSs held by Grand Elec-Tech Limited, which is 100% owned by Zhiyong Chen, as of the date of this prospectus supplement, according to a Schedule 13G filed by Grand Elec-Tech Limited on December 31, 2021 with the SEC.

(4)	Represents 2,063,300 Ordinary Shares held by Prometheus Capital Fund I, L.P., whose sole general partner is Prometheus Capital GP Limited, as of the date of this prospectus supplement.

(5)	Represents 2,400,054 Ordinary Shares held by two shareholders of Yoshitsu, each of whom holds less than 5% of our Ordinary Shares, as of the date of this prospectus supplement.

Our Company

Business Overview

Headquartered in Tokyo, we are a retailer and wholesaler of Japanese beauty and health products, as well as sundry products and other products. We currently offer approximately 39,500 stock keeping units (“SKUs”) of beauty products, including cosmetics, skin care, fragrance, and body care, among others; 15,000 SKUs of health products, including over-the-counter (“OTC”) drugs, nutritional supplements, and medical supplies and devices; 41,600 SKUs of sundry products, including home goods, 150 SKUs of electronic products, including entertainment gaming products, such as Nintendo Switch and Xbox Series, 590 SKUs of luxury products, including branded watches, perfume, handbags, clothes, and jewelry, and 44,800 SKUs of other products, including food, alcoholic beverages. We also provide advertising services by key opinion leaders.

We currently sell our products through directly-operated physical stores, through online stores, and to franchise stores and wholesale customers. Leveraging our deep understanding of consumer needs and preferences, we have been expanding our operations since 2019; we opened five new online stores, added a franchise store in Canada, and developed 30 new wholesale customers during the fiscal year ended March 31, 2021; we opened three new directly-operated physical stores in Hong Kong, opened two new overseas online stores and two new domestic online stores, added two franchise stores, and developed 16 new wholesale customers during the fiscal year ended March 31, 2022; and we opened two new directly-operated physical store in Japan and six new directly-operated physical stores in Hong Kong, opened two new overseas online stores and two new domestic online stores, added one franchise stores, and developed 71 new wholesale customers during the period from April 1, 2022 to the date of this prospectus supplement. We believe our distribution channels are a trusted destination for consumers to discover and purchase branded Japanese beauty and health products, sundry products, electronic products, luxury products, and other products.

Since our inception, we have built a large base of customers, which has been essential for our growth. During the six months ended September 30, 2023 and the fiscal years ended March 31, 2023, 2022, and 2021, our physical stores served approximately 389,820, 542,276, 431,484, and 537,537 customers, respectively, and orders placed by our repeat customers accounted for approximately 40%, 40%, 47%, and 48% of total orders in our physical stores, respectively. During the same periods, our online stores served approximately 425,800, 615,571, 2,091,231, and 2,203,000 customers, respectively, and orders placed by our repeat customers accounted for approximately 45%, 54%, 39%, and 26% of total orders in our online stores, respectively. During the same periods, our franchise stores served approximately 201,500, 154,344, 259,746, and 204,500 customers, and orders placed by our repeat customers accounted for approximately 48%, 54%, 51%, and 45% of total orders in our franchise stores, respectively.

Since our inception, we have established long-term relationships with over 130 suppliers, consisting primarily of cosmetics and pharmaceutical companies and distributors, including many well-known Japanese brands, such as Shiseido, Sato, Kao, and Kosé.

Our revenue decreased from $77,615,549 during the six months ended September 30, 2022 to $74,164,149 during the six months ended September 30, 2023, representing a slight decrease of 4.4%. Our net income increased from $327,593 during the six months ended September 30, 2022 to $1,954,355 during the six months ended September 30, 2023, representing an increase of 496.6%.

Our revenue increased from $224,758,556 during the fiscal year ended March 31, 2021 to $234,752,580 during the fiscal year ended March 31, 2022, representing a slight increase of 4.4%. However, due to the negative impact of the recent resurgence of the COVID-19 on our revenue and an increase in our operating expenses, our revenue decreased to $169,724,346 during the fiscal year ended March 31, 2023, representing a decrease of 27.7%. Our net income decreased from $4,952,327 during the fiscal year ended March 31, 2021 to $3,924,148 during the fiscal year ended March 31, 2022, representing a decrease of 20.8%. During the fiscal year ended March 31, 2023, our net income decreased to a net loss of $8,048,822, representing a decrease of 305.1%.

Since our inception, we have financed our operations primarily through bank loans. As of the date of this prospectus supplement, we have approximately $54.4 million in short-term borrowings outstanding, with a maturity date on March 29, 2024, which loans we expect to be able to renew upon their maturity based on our past experience and our credit history, and approximately $10.8 million in long-term borrowings outstanding, with maturity dates ranging from March 29, 2024 to December 2053. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—We rely substantially on short-term borrowings to fund our operations, and the failure to renew these short-term borrowings or the failure to continue to obtain financing on favorable terms, if at all, may adversely affect our ability to operate our business,” “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—Our substantial indebtedness could materially and adversely affect our business, financial condition, results of operations, and cash flows,” and “Item 5. Operating and Financial Review and Prospects—B. Liquidity and Capital Resources” in the 2023 Annual Report.

Sales to the China market represent a significant part of our revenue. During the six months ended September 30, 2023, sales to the China market accounted for approximately 59.3% of our revenue. During the fiscal years ended March 31, 2023, 2022, and 2021, sales to the China market accounted for approximately 51.1%, 84.2%, and 77.4% of our revenue, respectively, mainly due to the increased online sales in China. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—Sales to the China market represented approximately 51.1%, 84.2%, and 77.4% of our revenue for the fiscal years ended March 31, 2023, 2022, and 2021, respectively, and we expect such sales to continue to represent a significant part of our revenue and any negative impact to our ability to sell our products to customers based in China could materially and adversely affect our results of operations” in the 2023 Annual Report. As we plan to expand into new markets by opening new stores, including adding additional directly-operated physical stores in Japan and Hong Kong, and adding new franchise stores in the U.S., Canada, Australia, New Zealand, the U.K., Malaysia, and Taiwan during the next three years, we expect the percentage of sales to the China market to decrease in the future.

Corporate Information

Our headquarters are located at Harumi Building, 2-5-9 Kotobashi, Sumida-ku, Tokyo, 130-0022, Japan, and our phone number is +81356250668. Our English website address is www.ystbek.co.jp/en/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus supplement. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

The Offering

ADSs offered by us pursuant to this prospectus supplement	5,970,152 ADSs representing 5,970,152 Ordinary Shares

Offering Price	$0.67 per ADS

Total Ordinary Shares outstanding before this offering	36,250,054

Total Ordinary Shares outstanding immediately after this offering	42,220,206

ADSs outstanding before this offering	11,595,214

ADSs outstanding immediately after this offering	17,565,366

Use of proceeds	We intend to use the net proceeds from this offering to expand overseas markets and for daily operations. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 6 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

Listing	The ADSs are listed on Nasdaq under the symbol “TKLF.”

Concurrent Private Placement	In a concurrent private placement, we are selling to the purchasers of ADSs in this offering five and a half year Warrants to purchase 5,970,152 ADSs at an exercise price of $0.67 per share. We will receive gross proceeds from the concurrent private placement transaction solely to the extent such Warrants are exercised for cash. The Warrants and the ADSs issuable upon the exercise of the Warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. See “Concurrent Private Placement Transaction.”

Unless otherwise indicated, the number of Ordinary Shares outstanding prior to and after this offering is based on 36,250,054 Ordinary Shares issued and outstanding as of January 26, 2024 and the 5,970,152 ADSs to be issued in this offering, and excludes, as of such date, (i) the 300,000 ADSs issuable upon exercise of the warrants offered to the representative of underwriters in connection with the Company’s initial public offering closed on January 13, 2022 and (ii) the 5,970,152 ADSs issuable upon exercise of the Warrants to be issued to the investors in the private placement concurrent with this offering pursuant to the Securities Purchase Agreement.

RISK FACTORS

The following is a summary of certain risks that should be carefully considered along with the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference, as updated by our subsequent filings under the Exchange Act. Particularly, you should carefully consider the risk factors incorporated by reference to our 2023 Annual Report and in the accompanying prospectus. If any of the following events actually occur, our business, operating results, prospects, or financial condition could be materially and adversely affected. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to this Offering and the ADSs

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. Our management might not apply the net proceeds or our existing cash, cash equivalents, and investments in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash, cash equivalents, and investments in ways that enhance shareholder value, we may fail to achieve expected business and financial results, which could cause the price of the ADS to decline. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

Our existing shareholders will experience immediate dilution as a result of this offering and you may experience future dilution as a result of future equity offerings or other equity issuances.

Our existing shareholders will experience an immediate dilution relative to net tangible book value per ADS. Our net tangible book value on September 30, 2023 was $27,966,448, or $0.77 per ADS. After giving effect to the sale of the ADS of approximately $4 million in this offering at an offering price of $0.67 per ADS, and after deducting the placement agent fees and estimated offering expenses payable by us in connection with this offering, our as-adjusted net tangible book value as of September 30, 2023 would have been $31,378,430, or $0.74 per ADS. This represents an immediate decrease in net tangible book value of $0.03 per ADS to our existing shareholders and an immediate increase in net tangible book value of $0.07 per ADS to the investors participating in this offering. In addition, we are issuing Warrants to purchase 5,970,152 ADSs in a concurrent private placement. Our existing shareholders will incur additional dilution upon exercise of these Warrants as well as any other outstanding warrants or options.

We may, in the future, issue additional ADSs or Ordinary Shares or other securities convertible into or exchangeable for the ADSs or Ordinary Shares. We cannot assure you that we will be able to sell the ADSs or other securities in any other offering or other transactions at a price per ADS that is equal to or greater than the price per ADS paid by investors in this offering. The price per ADS at which we sell additional ADSs or Ordinary Shares or other securities convertible into or exchangeable for the ADSs or Ordinary Shares in future transactions may be higher or lower than the price per ADS in this offering. If we do issue any such additional ADSs or Ordinary Shares, such issuance will also cause a reduction in the proportionate ownership and voting power of all other shareholders.

The sale or availability for sale of substantial amounts of the ADSs or Ordinary Shares could adversely affect the market price of the ADSs.

Sales of substantial amounts of the ADSs or Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the market price of the ADSs and could materially impair our ability to raise capital through equity offerings in the future. As of the date of this prospectus supplement, 36,250,054 of our Ordinary Shares are issued and outstanding. Among these shares, 11,595,214 are in the form of ADSs. All the ADSs are freely tradable without restriction or additional registration under the Securities Act. The remaining Ordinary Shares outstanding are available for sale, subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of the ADSs.

The market price of the ADSs may be volatile or may decline regardless of our operating performance.

From the closing of our initial public offering on January 13, 2022 to January 25, 2024, the closing price of the ADSs has ranged from $0.51 to $29.52 per ADS. The trading price of the ADSs is likely to continue to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in Japan that have listed their securities in the United States.

In addition to market and industry factors, the price and trading volume for the ADSs may be highly volatile for factors specific to our own operations, including the following:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections, or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our Company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	the trading volume of the ADSs on Nasdaq;

●	sales of the ADSs or Ordinary Shares by us, members of our senior management and directors or our shareholders or the anticipation that such sales may occur in the future;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Techniques employed by short sellers may drive down the market price of the ADSs.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

We may, in the future, be the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of the ADSs and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law, or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in the ADSs could be greatly reduced or rendered worthless.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $3,411,982, after deducting the placement agent fees and the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for the purposes and in the amounts set forth below:

●	60% of the net proceeds to expand overseas markets, mainly the North American market; and

●	40% of the net proceeds for daily operations.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering. In particular, we reserve the right to change the use of these proceeds as a result of certain contingencies such as competitive developments, acquisition and investment opportunities and other factors. See “Risk Factors—Risks Related to this Offering and the ADSs—Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.”

DIVIDEND POLICY

We have not declared or paid dividends to shareholders since inception and do not plan to pay cash dividends in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to fund the operation, development, and growth of our business.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2023:

●	on an actual basis, as derived from our audited consolidated financial statements as of September 30, 2023, which are incorporated by reference into this prospectus supplement; and

●	on an as-adjusted basis to reflect the issuance and sale of 5,970,152 ADSs at the offering price of $0.67 per ADS, after deducting placement agent fees and estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2023
	Actual $	As-Adjusted $

Shareholders’ Equity:
Ordinary Shares (100,000,000 shares authorized, 36,250,054 shares issued outstanding, and 42,220,206 shares outstanding on an as-adjusted basis)	14,694,327	18,106,309
Additional paid-in capital	9,078,915	9,078,915
Accumulated earnings	15,532,199	15,532,199
Accumulated other comprehensive loss	(11,338,993)	(11,338,993)
Total Shareholders’ Equity	27,966,448	31,378,430
Total Capitalization	94,013,340	97,425,322

The preceding table excludes (i) the 300,000 ADSs issuable upon exercise of the warrants offered to the representative of underwriters in connection with the Company’s initial public offering closed on January 13, 2022 and (ii) the 5,970,152 ADSs issuable upon exercise of the Warrants to be issued in a concurrent private placement to the investors in this offering pursuant to the Securities Purchase Agreement.

DILUTION

Our net tangible book value on September 30, 2023 was $27,966,448, or $0.77 per ADS. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of the 5,970,152 ADSs in this offering, at an offering price of $0.67 per ADS, and after deducting the placement agent fees and estimated offering expenses payable by us in connection with this offering (assuming no exercise of the Warrants issued in the concurrent private placement), our as-adjusted net tangible book value as of September 30, 2023 would have been $31,378,430, or $0.74 per ADS. This represents an immediate decrease in net tangible book value of $0.03 per ADS to our existing shareholders and an immediate increase in net tangible book value of $0.07 per ADS to the investor participating in this offering.

The following table illustrates the net tangible book value dilution per ADS to shareholders after the issuance of the ADSs in this offering:

Public offering price per ADS	$0.67
Net tangible book value per ADS as of September 30, 2023	$0.77
Decrease per ADS attributable to existing investors under this prospectus supplement	$0.03
As-adjusted net tangible book value per ADS after this offering	$0.74
Net tangible book value increase per ADS to new investors	$0.07

The foregoing table and discussion is based on 36,250,054 Ordinary Shares outstanding as of September 30, 2023 and excludes (i) the 300,000 ADSs issuable upon exercise of the warrants offered to the representative of underwriters in connection with the Company’s initial public offering closed on January 13, 2022 and (ii) the 5,970,152 ADSs issuable upon exercise of the Warrants offered in a concurrent private placement to the investors in this offering pursuant to the Securities Purchase Agreement.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 5,970,152 ADSs representing 5,970,152 Ordinary Shares pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our Ordinary Shares and ADSs are described under the caption “Description of Share Capital” and “Description of American Depositary Shares” beginning on pages 8 and 15 of the accompanying prospectus, respectively.

CONCURRENT PRIVATE PLACEMENT TRANSACTION

Concurrently with the sale of ADSs in this offering, we will issue and sell to the investors in this offering Warrants to purchase up to an aggregate of 5,970,152 ADSs at an exercise price equal to $0.67 per ADS.

The private placement Warrants and the ADSs issuable upon the exercise of such Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, purchasers may only sell ADSs issued upon exercise of the private placement Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those ADSs, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Exercisability. The private placement Warrants are exercisable for a period of five and one half years commencing January 30, 2024 and expiring July 30, 2029. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the ADSs underlying the Warrants under the Securities Act is effective and available for the issuance of such ADSs, or an exemption from registration under the Securities Act is available for the issuance of such ADSs, by payment in full in immediately available funds for the number of ADSs purchased upon such exercise. If a registration statement registering the issuance of the ADSs underlying the private placement Warrants under the Securities Act is not effective or available at any time after 75 days from January 30, 2024, the holder may, in its sole discretion, elect to exercise the private placement Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of ADSs determined according to the formula set forth in the Warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the private placement Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of Ordinary Shares or ADSs outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the private placement Warrants is subject to appropriate adjustment in the event of, among other things, certain share dividends and distributions, share splits, share combinations, reclassifications, or similar events affecting our Ordinary Shares and/or ADSs and also upon any distributions of assets, including cash, shares, or other property to our shareholders.

Exchange Listing. There is no established trading market for the private placement Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the private placement Warrants on any national securities exchange or other trading market.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the private placement Warrants with the same effect as if such successor entity had been named in the Warrant itself. If holders of our Ordinary Shares and/or the ADSs are given a choice as to the securities, cash, or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the private placement Warrant following such fundamental transaction. In addition, the successor entity, at the request of warrant holders, will be obligated to purchase any unexercised portion of the private placement Warrants in accordance with the terms of such Warrants.

Rights as a Shareholder. Except as otherwise provided in the private placement Warrants or by virtue of such holder’s ownership of ADSs or Ordinary Shares, the holder of a private placement Warrant will not have the rights or privileges of a holder of the ADSs or Ordinary Shares, including any voting rights, until the holder exercises the Warrant.

PLAN OF DISTRIBUTION

Maxim Group LLC (the “placement agent” or “Maxim”) has agreed to act as the exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling the ADSs offered by this prospectus supplement, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of ADSs, but has agreed to use its best efforts to arrange for the sale of all of the ADSs offered hereby. We have entered into the Securities Purchase Agreement with certain investors, pursuant to which we will sell to the investors 5,970,152 ADSs in this takedown from our shelf registration statement and Warrants to purchase up to 5,970,152 ADSs in a concurrent private placement for a purchase price of $0.67 per ADS. We have negotiated the price for the securities offered in this offering with the investors. The factors considered in determining the price included the recent market price of the ADSs, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenue.

We entered into the Securities Purchase Agreement directly with the investors on January 26, 2024, and we will only sell to investors who have entered into the Securities Purchase Agreement.

We expect to deliver the ADSs being offered pursuant to this prospectus supplement on or about January 30, 2024, subject to customary closing conditions.

We have agreed to pay the placement agent a placement agent fee equal to 7.5% of the gross proceeds of this offering. We have also agreed to reimburse the placement agent up to $50,000 for the reasonable and accounted fees and expenses of legal counsel.

The following table shows per ADS and total placement agent fees we will pay to the placement agent in connection with the sale of the ADSs pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the ADSs offered hereby:

	Per ADS	Total
Public offering price	$0.67	$4,000,002
Placement agent’s fees	$0.05	$300,000
Proceeds, before expenses, to us	$0.62	$3,700,002

After deducting certain fees and expenses due to placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $3,411,982.

Lock-Up Agreements

Our directors, executive officers, and shareholders holding at least 10% of the outstanding Ordinary Shares, have agreed for a period of six months, after the date of the lock-up agreements, subject to certain exceptions, not to directly or indirectly offer, sell, or otherwise transfer or dispose of, directly or indirectly, any ADSs or Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for the ADSs or Ordinary Shares of the Company.

Securities Issuance Standstill

We have agreed, for a period of 90 days after the closing of this offering, that neither our Company nor any of our subsidiaries will issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any ADSs, Ordinary Shares, or Ordinary Share Equivalents or file any registration statement, or amendment or supplement thereto, with the SEC, other than a prospectus filed with the SEC pursuant to Rule 424(b) in connection with this offering, subject to certain exceptions in the placement agency agreement.

Right of First Refusal

Pursuant to the terms of the placement agency agreement, for a period of nine (9) months from the closing of this offering, we grant Maxim the right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked, or debt (excluding commercial bank debt) offerings of our Company or any successor to or any subsidiary of our Company for which we retain the service of an underwriter, agent, advisor, finder, or other person or entity in connection with such offering during such nine (9) month period. We have agreed not to offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which we offer to retain the placement agent.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain civil liabilities and to reimburse the placement agent related fees and expenses that may be incurred by the placement agent in investigating, preparing, pursuing, or defending actions related to such civil liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the ADSs sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Ordinary Shares and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

Other Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The placement agent and certain of its affiliates may, in the future, perform various commercial and investment banking and financial advisory services for us and our affiliates, for which they would receive customary fees and expenses.

In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. The placement agent and certain of its respective affiliates may also communicate independent investment recommendations, market color, or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Japanese law will be passed upon for us by City-Yuwa Partners. Hunter Taubman Fischer & Li LLC may rely upon City-Yuwa Partners with respect to matters governed by Japanese law. Certain legal matters in connection with this offering will be passed upon for the placement agent by Loeb & Loeb LLP with respect to U.S. laws.

EXPERTS

The consolidated financial statements as of March 31, 2023 incorporated in this prospectus supplement by reference to the 2023 Annual Report have been so incorporated in reliance on the report of Marcum Asia CPAs LLP, our independent registered public accounting firm since 2022, and Friedman LLP, our independent registered public accounting firm from 2020 through 2022, given the authority of said firms as experts in auditing and accounting. The office of Marcum Asia CPAs LLP is located at Seven Penn Plaza Suite 830, New York, NY 10001. The office of Friedman LLP is located at One Liberty Plaza, 165 Broadway 21st Floor, New York, NY 10006.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement certain information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We hereby incorporate by reference into this prospectus supplement the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended March 31, 2023, filed with the SEC on July 31, 2023;

(2)	our unaudited condensed consolidated financial statements for the six months ended September 30, 2023 and 2022 on Form 6-K, filed with the SEC on December 22, 2023;

(3)	our report of foreign private issuer on Form 6-K filed with the SEC on July 31, 2023;

(4)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

(5)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.

The 2023 Annual Report contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information “furnished to,” but not “filed with,” the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Yoshitsu Co., Ltd

Harumi Building, 2-5-9 Kotobashi,

Sumida-Ku, Tokyo, 130-0022

Japan

+81356250668

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus supplement by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PROSPECTUS

$100,000,000 of

Ordinary Shares

Debt Securities

Warrants

and

Units

YOSHITSU CO., LTD

We may, from time to time, in one or more offerings, offer and sell up to $100,000,000 of our ordinary shares (“Ordinary Shares”), including Ordinary Shares represented by American depositary shares (“ADSs”), each representing one Ordinary Share, debt securities, warrants, and units, or any combination thereof, together or separately as described in this prospectus. In this prospectus, references to the term “securities” refers, collectively, to our Ordinary Shares (including ones represented by ADSs), debt securities, warrants, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read this prospectus carefully, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

The ADSs are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “TKLF.” On August 17, 2023, the last reported sale price of the ADSs on Nasdaq was $1.06 per ADS. The aggregate market value of the voting and non-voting common equity held by non-affiliates, or public float, as of August 18, 2023, was approximately $19,819,410, which was calculated based on 14,258,568 Ordinary Shares held by non-affiliates and the price of $1.39 per share, which was the closing price of the ADSs on Nasdaq on July 21, 2023. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

We are a “foreign private issuer” and we are currently an “emerging growth company” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements. Subject to any other conditions as prescribed in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), we will no longer be an “emerging growth company,” as defined in the JOBS Act, from the last day of the fiscal year ending March 31, 2027.

We are a “controlled company” as defined under the Nasdaq Stock Market Rules. Our largest shareholder, Mr. Mei Kanayama, holds more than 50% of the shareholder voting power of our outstanding share capital, and can exert substantial influence over matters such as electing directors and approving material mergers, acquisitions, strategic collaborations, or other business combination transactions. For so long as we remain a controlled company as defined under that rule, we are exempt from, and our shareholders generally are not provided with the benefits of, some of the Nasdaq Stock Market corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq rules, and the requirement that our compensation and corporate governance and nominating committees consist entirely of independent directors. As a foreign private issuer, however, Nasdaq corporate governance rules allow us to follow corporate governance practice in our home country, Japan, with respect to appointments to our board of directors and committees. We have followed home country practice as permitted by Nasdaq rather than relying on the “controlled company” exception to the corporate governance rules.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 6 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (the “2023 Annual Report”), in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus or any prospectus supplements are being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 8, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $100,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

●	“ADRs” are to the American Depositary Receipts that may evidence the ADSs (defined below);

●	“ADSs” are to the American Depositary Shares, each of which represents one Ordinary Share (defined below);

●	“China” or the “PRC” are to the People’s Republic of China;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“fiscal year” are to the period from April 1 to March 31 of the year;

●	“Japanese yen” or “¥” are to the legal currency of Japan;

●	“Kaika International” are to Kaika International Co., Ltd., formerly known as Tokyo Lifestyle Co., Ltd., a stock company incorporated pursuant to the laws of Japan, which was wholly owned by Yoshitsu (defined below)

●	“Ordinary Shares” are to the ordinary shares of Yoshitsu;

●	“Palpito” are to Palpito Co., Ltd., a company incorporated pursuant to the laws of Japan, which was 40% owned by Yoshitsu (defined below) and 60% by two unrelated third parties;

●	“repeat customer” for a specified period are to any customer who (1) is an active customer during such period and (2) had purchased products from us at least twice during the period from our inception to the end of such period. Orders placed by a repeat customer during a specified period include all orders placed by the customers during such period even if the customer made the first purchase from us in the same period. We determine that a customer has purchased products from us (a) in our directly-operated physical stores or franchise stores if the customer uses our rewards card when making payments or (b) in our online stores if a customer with the same phone number has made purchases in our online stores before;

●	“Sarbanes-Oxley Act” are to the Sarbanes-Oxley Act of 2002;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States;

●	“we,” “us,” “our,” “our Company,” or the “Company” are to Yoshitsu and its subsidiary, as the case may be; and

●	“Yoshitsu” are to Yoshitsu Co., Ltd, a stock company incorporated pursuant to the laws of Japan.

Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of ¥, Hong Kong Dollar, Chinese Yuan, and Malaysia Ringgit to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars, which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Prospectus Summary

Our Corporate Structure

We began our operations through Yoshitsu, a stock company incorporated on December 28, 2006 pursuant to the laws of Japan. On October 24, 2019, Yoshitsu incorporated a wholly owned subsidiary, Tokyo Lifestyle Co., Ltd., pursuant to the laws of Japan. On August 25, 2022, Tokyo Lifestyle Co., Ltd. changed its name to Kaika International Co., Ltd.

On December 25, 2020, we established a new company in Japan, Palpito, owned 40% by Yoshitsu and 60% by two unrelated third parties. Palpito is a retailer and wholesaler of art toys, which are toys and collectibles created by artists and designers that are either self-produced or made by small, independent toy companies, typically in very limited editions.

On January 13, 2022, we closed our initial public offering (“IPO”) of 6,250,000 ADSs at a public offering price of $4.00 per ADS, which included 250,000 ADSs issued pursuant to the partial exercise of the underwriters’ over-allotment option. Each ADS represents one Ordinary Share. The closing for the sale of the over-allotment shares took place on February 21, 2022. Gross proceeds of our IPO, including the proceeds from the sale of the over-allotment shares, totaled $25.0 million, before deducting underwriting discounts and other related expenses. Net proceeds of our IPO, including over-allotment shares, were approximately $21.4 million. In connection with the IPO, the ADSs began trading on the Nasdaq Capital Market under the symbol “TKLF” on January 18, 2022.

On July 20, 2022, we entered into a definitive agreement (the “Agreement”) with All Seas Global Limited (the “Seller”). Mr. Mei Kanayama, the representative director of our Company, holds 100% of the equity interests in the Seller, and hence, we and the Seller are related parties under common control. Tokyo Lifestyle Limited is a company principally engaged in the import and retail of Japanese beauty and cosmetic products in Hong Kong and engaged in the live e-commerce business through its wholly-owned subsidiary, Shenzhen Qingzhiliangpin Network Technology Co., Ltd. (“Qingzhiliangpin”). Pursuant to the Agreement, we agreed to acquire 100% of the equity interests in Tokyo Lifestyle Limited in consideration of the sum of ¥392,000,000 in cash (approximately US$2,842,173), subject to certain terms. The transaction contemplated by the Agreement was approved by our board of directors at a meeting on June 27, 2022, and closed on July 27, 2022. This acquisition is a critical initiative of our business strategy to boost our business expansion in the Southeast Asia market and advance the digital transformation of live streaming e-commerce in our retail business.

On October 26, 2022, the board of directors of Tokyo Lifestyle Limited approved the acquisition of REIWATAKIYA (MYS) SDN. BHD. (“Reiwatakiya”) from the Seller, who held 60% equity interests in Reiwatakiya. Reiwatakiya is an entity incorporated on June 14, 2022 and is not in operation as of the date of this prospectus. It is expected to principally engage in the import and retail of Japanese beauty and cosmetic products in Malaysia. The 60% equity interests in Reiwatakiya were transferred to Tokyo Lifestyle Limited on October 26, 2022 with no consideration. As Tokyo Lifestyle Limited and Reiwatakiya previously were controlled by the same ultimate controlling shareholder before this acquisition of a business between entities under common control, and therefore, the related acquired assets and liabilities were transferred at Reiwatakiya’s historical carrying value. On January 4, 2023, Tokyo Lifestyle Limited acquired the remaining 40% of the equity interests in Reiwatakiya from a third-party shareholder with no consideration and Reiwatakiya became the wholly owned subsidiary of Tokyo Lifestyle Limited.

On June 30, 2023, we entered into two share transfer agreements (the “Agreements”) with Seihinkokusai Co., Ltd. (“Seihinkokusai”), an entity of which Mr. Mei Kanayama’s wife is a director and the representative director, to sell our 100% equity interests in Kaika International and 40% equity interests in Palpito to Seihinkokusai, for cash consideration of ¥5,000,000 (approximately $37,595) and ¥40,000,000 (approximately $300,760), respectively. The transactions were negotiated at arm’s length and were approved by our board on June 30, 2023. The cash consideration was fully received, and the transactions were completed on July 1, 2023.

The following chart illustrates our corporate structure as of the date of this prospectus:

Notes: all percentages reflect the equity interests held by each of our shareholders.

(1)	Represents 12,975,050 Ordinary Shares held by Tokushin G. K., which is owned by Mr. Kanayama and his family, as of the date of this prospectus.

(2)	Represents 2,672,754 ADSs held by Yingjia Yang, each representing one Ordinary Share, as of the date of this prospectus, according to a Schedule 13G filed by Yingjia Yang on December 31, 2021 with the SEC.

(3)	Represents 2,672,460 ADSs held by Grand Elec-Tech Limited, which is 100% owned by Zhiyong Chen, as of the date of this prospectus, according to a Schedule 13G filed by Grand Elec-Tech Limited on December 31, 2021 with the SEC.

(4)	Represents 2,063,300 Ordinary Shares held by Prometheus Capital Fund I, L.P., whose sole general partner is Prometheus Capital GP Limited, as of the date of this prospectus.

(5)	Represents 2,400,054 Ordinary Shares held by two shareholders of Yoshitsu, each of whom holds less than 5% of our Ordinary Shares, as of the date of this prospectus.

Business Overview

Headquartered in Tokyo, we are a retailer and wholesaler of Japanese beauty and health products, as well as sundry products and other products. We currently offer approximately 37,700 stock keeping units (“SKUs”) of beauty products, including cosmetics, skin care, fragrance, and body care, among others, 24,500 SKUs of health products, including over-the-counter (“OTC”) drugs, nutritional supplements, and medical supplies and devices, 36,800 SKUs of sundry products, including home goods and miscellaneous such as bedding and bath products, home décor, dining and tabletop items, storage containers, car supplies, cleaning agents, laundry supplies, spa supplies, clothing, formula milk, and diapers, and 29,500 SKUs of other products, including food and alcoholic beverages.

We currently sell our products through directly-operated physical stores, through online stores, and to franchise stores and wholesale customers. Leveraging our deep understanding of consumer needs and preferences, we have been expanding our operations since 2019; we opened five new online stores, added a franchise store in Canada, and developed 30 new wholesale customers during the fiscal year ended March 31, 2021; we opened three new directly-operated physical stores in Hong Kong, opened two new overseas online stores and two new domestic online stores, added two franchise stores, and developed 16 new wholesale customers during the fiscal year ended March 31, 2022; and we opened two new directly-operated physical store in Japan and six new directly-operated physical stores in Hong Kong, opened two new overseas online stores and two new domestic online stores, added one franchise stores, and developed 78 new wholesale customers during the period from April 1, 2022 to the date of this prospectus. We believe our distribution channels are a trusted destination for consumers to discover and purchase branded Japanese beauty and health products, sundry products, and other products.

Since our inception, we have built a large base of customers, which has been essential for our growth. During the fiscal years ended March 31, 2023, 2022, and 2021, our physical stores served approximately 542,276, 431,484, and 537,537 customers, respectively, and orders placed by our repeat customers accounted for approximately 40%, 47%, and 48% of total orders in our physical stores, respectively. During the same fiscal years, our online stores served approximately 615,571, 2,091,231, and 2,203,000 customers, respectively, and orders placed by our repeat customers accounted for approximately 54%, 39%, and 26% of total orders in our online stores, respectively. During the same fiscal years, our franchise stores served approximately 154,344, 259,746, and 204,500 customers, and orders placed by our repeat customers accounted for approximately 54%, 51%, and 45% of total orders in our franchise stores, respectively.

Since our inception, we have established long-term relationships with over 128 suppliers, consisting primarily of cosmetics and pharmaceutical companies and distributors, including many well-known Japanese brands, such as Shiseido, Sato, Kao, and Kosé.

Our revenue increased from $224,758,556 during the fiscal year ended March 31, 2021 to $234,752,580 during the fiscal year ended March 31, 2022, representing a slight increase of 4.4%. However, due to the negative impact of the recent resurgence of the COVID-19 on our revenue and an increase in our operating expenses, our revenue decreased to $169,724,346 during the fiscal year ended March 31, 2023, representing a decrease of 27.7%. Our net income decreased from $4,952,327 during the fiscal year ended March 31, 2021 to $3,924,148 during the fiscal year ended March 31, 2022, representing a decrease of 20.8%. During the fiscal year ended March 31, 2023, our net income decreased to a net loss of $8,048,822, representing a decrease of 305.1%.

Since our inception, we have financed our operations primarily through bank loans. As of the date of this prospectus, we have approximately $60.6 million in short-term borrowings outstanding, with a maturity date on September 30, 2023, which loans we expect to be able to renew upon their maturity based on our past experience and our credit history, and approximately $12.5 million in long-term borrowings outstanding, with maturity dates ranging from September 30, 2023 to December 2053. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—We rely substantially on short-term borrowings to fund our operations, and the failure to renew these short-term borrowings or the failure to continue to obtain financing on favorable terms, if at all, may adversely affect our ability to operate our business”, “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—Our substantial indebtedness could materially and adversely affect our business, financial condition, results of operations, and cash flows”, and “Item 5. Operating and Financial Review and Prospects—B. Liquidity and Capital Resources” in the 2023 Annual Report.

Sales to the China market represent a significant part of our revenue. During the fiscal years ended March 31, 2023, 2022, and 2021, sales to the China market accounted for approximately 51.1%, 84.2%, and 77.4% of our revenue, respectively, mainly due to the increased online sales in China. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—Sales to the China market represented approximately 51.1%, 84.2%, and 77.4% of our revenue for the fiscal years ended March 31, 2023, 2022, and 2021, respectively, and we expect such sales to continue to represent a significant part of our revenue and any negative impact to our ability to sell our products to customers based in China could materially and adversely affect our results of operations” in the 2023 Annual Report. As we plan to expand into new markets by opening new stores, including adding additional directly-operated physical stores in Japan and Hong Kong, and adding new franchise stores in the U.S., Canada, Australia, New Zealand, the U.K., Malaysia, and Taiwan during the next three years, we expect the percentage of sales to the China market to decrease in the future.

COVID-19 Impact

The COVID-19 pandemic has resulted in the implementation of significant governmental measures, including lockdowns, closures, quarantines, and travel bans, intended to control the spread of the virus. Companies also take precautions, such as requiring employees to work remotely, imposing travel restrictions, and temporarily closing businesses.

Due to a resurgence of the COVID-19 pandemic in late March 2022 in China, which resulted in shipping container shortages and stricter border control protocols, shipments and customs clearance for overseas imports were delayed. Our sales from online stores and franchise stores and wholesale customers in China were significantly constrained due to the inability to deliver the products to our customers as a consequence of mobility restrictions and lockdowns imposed in certain provinces across China. Although the situation has eased since June 2022, due to the continuous impact of the COVID-19 pandemic, our online sales volume in China did not return to its normal level as compared to the same period of last year. As a result, our total revenue decreased by $65,028,234, or 27.7%, from $234,752,580 for the fiscal year ended March 31, 2022, to $169,724,346 for the fiscal year ended March 31, 2023, due to the impact of COVID-19 pandemic. Our net loss was $8,048,822 during the fiscal year ended March 31, 2023, compared to a net income of $3,924,148 during the fiscal year ended March 31, 2022.

As of the date of this prospectus, the daily life of Japanese residents is largely back to its normal state, with the Japanese government allowing travel in and out of the country, subject to customary vaccination records and basic health precautionary measures. However, the impact of the COVID-19 pandemic still depends on future developments that cannot be accurately predicted. We may experience customer losses, including due to bankruptcy or customers cutting budget or ceasing operations, which may also result in delays in collections or an inability to collect accounts receivable from these customers. Although the impact of COVID-19 on our overall business operations appeared to be temporary, the extent to which COVID-19 may continue to impact our financial condition, results of operations, or liquidity continues to remain uncertain.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in the 2023 Annual Report.

Risks Relating to Our Business (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business” in our 2023 Annual Report)

Risks and uncertainties relating to our business include, but are not limited to, the following:

●	we may be subject to product liability claims if our customers are harmed by the products sold through our distribution channels (see page 2 of the 2023 Annual Report);

●	the business operations and results of operations of our directly-operated physical stores and wholesale operations in Japan are susceptible to adverse impact caused by pandemics, such as the COVID-19 pandemic (see page 3 of the 2023 Annual Report);

●	our earnings and business growth strategy depend in part on the success of our franchisees, and we may be harmed by actions taken by our franchisees, or employees of our franchisees, that are outside of our control (see page 6 of the 2023 Annual Report);

●	we rely on our relationships with suppliers to purchase high-quality beauty and health products on reasonable terms. If these relationships were to be impaired, or if certain suppliers were unable to supply sufficient merchandise to keep pace with our growth plans, we may not be able to obtain a sufficient selection or volume of merchandise on reasonable terms, and we may not be able to respond promptly to changing trends in beauty products or health products, either of which could have a material adverse effect on our competitive position, our business, and financial performance (see page 8 of the 2023 Annual Report);

●	the capacity of our distribution and order fulfillment infrastructure may not be adequate to support our recent growth and expected future growth plans, which could prevent the successful implementation of these plans or cause us to incur costs to expand this infrastructure, which could have a material adverse effect on our business, financial condition, and results of operations (see page 8 of the 2023 Annual Report);

●	sales to the China market represented approximately 51.1%, 84.2%, and 77.4% of our revenue for the fiscal years ended March 31, 2023, 2022, and 2021, respectively, and we expect such sales to continue to represent a significant part of our revenue and any negative impact to our ability to sell our products to customers based in China could materially and adversely affect our results of operations and financial condition (see page 10 of the 2023 Annual Report); and

●	our private label products may not appeal to our customers, and may compete with our brand partners (see page 15 of the 2023 Annual Report).

Risks Relating to Our Ordinary Shares and the Trading Market (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Ordinary Shares and the Trading Market” in our 2023 Annual Report)

In addition to the risks described above, we are subject to general risks and uncertainties relating to our Ordinary Shares and the trading market, including, but not limited to, the following:

●	the sale or availability for sale of substantial amounts of the ADSs could adversely affect their market price (see page 16 of the 2023 Annual Report);

●	the market price of the ADSs may be volatile or may decline regardless of our operating performance (see page 16 of the 2023 Annual Report);

●	if we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of the ADSs may be materially and adversely affected the sale or availability for sale of substantial amounts of the ADSs could adversely affect their market price (see page 17 of the 2023 Annual Report);

●	as a foreign private issuer, we have followed home country practice even though we are considered a “controlled company” under Nasdaq corporate governance rules, which could adversely affect our public shareholders (see page 18 of the 2023 Annual Report);

●	we do not intend to pay dividends for the foreseeable future (see page 19 of the 2023 Annual Report);

●	as holders of ADSs, you may have fewer rights than holders of our Ordinary Shares and must act through the depositary to exercise those rights (see page 19 of the 2023 Annual Report);

●	we may amend the deposit agreement without consent from holders of ADSs and, if such holders disagree with our amendments, their choices will be limited to selling the ADSs or cancelling and withdrawing the underlying our Ordinary Shares (see page 21 of the 2023 Annual Report);

●	we are an “emerging growth company” within the meaning of the Securities Act, and we have taken advantage of certain exemptions from disclosure requirements available to emerging growth companies, which will make it more difficult to compare our performance with other public companies (see page 22 of the 2023 Annual Report); and

●	if we are classified as a passive foreign investment company, United States taxpayers who own the ADSs or our Ordinary Shares may have adverse United States federal income tax consequences (see page 23 of the 2023 Annual Report).

Corporate Information

Our headquarters are located at Harumi Building, 2-5-9 Kotobashi, Sumida-ku, Tokyo, 130-0022, Japan, and our phone number is +81356250668. Our English website address is www.ystbek.co.jp/en/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2023 Annual Report, which are incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See sections titled “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” of this prospectus.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $100,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

The following description is a summary of the material information concerning our Ordinary Shares, including brief summaries of the relevant provisions of our articles of incorporation and of the Companies Act of Japan (the “Companies Act”) relating to stock companies (kabushiki kaisha), and certain related laws and legislation, each as currently in effect. Because it is a summary, this discussion should be read together with our articles of incorporation.

We are a stock company incorporated in Japan under the Companies Act. The rights of our shareholders are represented by our Ordinary Shares as described below, and shareholders’ liability is limited to the amount of subscription for such Ordinary Shares. As of the date of this prospectus, our authorized share capital consists of 100,000,000 Ordinary Shares, of which 36,250,054 Ordinary Shares are issued and outstanding.

Requirements and procedures for share transfer under the Companies Act

We are not listed on any stock exchange in Japan. Any transfer of shares of Japanese companies which are not listed in any stock exchange in Japan is subject to the requirements and procedures described in the Companies Act and its subordinate regulations.

Under the Companies Act, a share transfer will take effect if and when:

(i)	the transferor and the transferee agree to the transfer in any manner (including oral agreement);

(ii)	if the company is a company which issues share certificates, the transferor delivers the share certificate to the transferee; and

(iii)	if the company is a company which issues shares with restriction on transfer, the transferor gets approval of the company for the acquisition of such share by the transferee.

If the company is not a company which issues share certificate, the transfer shall take effect between the transferor and the transferee when the agreement of such transfer takes effect as agreed by them.

The transferee of the above-mentioned transfer may not assert its shareholders’ rights against the company and bona fide third party who purchases shares without knowledge of, and negligence in not knowing of, the former transfer, until such transfer is duly recorded in the register of shareholders of such company.

We are not a company which issues share certificate.

Under the Companies Act and our articles of incorporation, transfer of shares shall not be subject to an approval by our board through majority of attending board members.

Bona Fide Acquisition

A share certificate of Japanese companies is a bearer certificate, and the ownership on the corresponding shares is attached to such certificate. If a person who physically possesses the share certificate sells the corresponding shares to, and deliver the share certificate to, a third party, the third party will obtain the ownership on the shares, unless such third party is proven to, at the time purchasing the shares, have knowledge of, or is negligent in not knowing, the fact that the transferor is not the real owner.

(Example) A thief had stolen a share certificate from a shareholder of us. The thief then sold the shares to a third party, pretending to be the real shareholder. The third party will obtain the shares unless the real shareholder proves that such third party had, when such third party purchased the shares, the knowledge of, or was negligent in not knowing, the fact that the thief was not the real shareholder.

However, since we are not a company that issues share certificates, there is no risk of a bona fide acquisition of our shares.

Any certificate of ADS, which may be issued by the U.S. depositary bank, is not subject to the above-mentioned risk because such certificate is not a share certificate under the Companies Act.

Distribution of Surplus

Under the Companies Act, the distribution of dividends takes the form of distribution of surplus, and a distribution of surplus may be made in cash and/or in kind, with no restrictions on the timing and frequency of such distributions. The Companies Act generally requires a stock company to make distributions of surplus authorized by a resolution of a general meeting of shareholders. Distributions of surplus are, however, permitted pursuant to a resolution of the board of directors if:

(a)	the company’s articles of incorporation so provide;

(b)	the normal term of office of directors expires on or before the day of the conclusion of the annual shareholders meeting for the last business year ending within one year from the time of their election (our articles of incorporation do not have provisions to this effect);

(c)	the company has accounting auditor(s) and board of corporate auditors, audit and supervisory committee, or nominating committee, etc.; and

(d)	the company’s non-consolidated annual financial statements and certain documents for the latest fiscal year fairly present its assets and profit or loss, as required by the ordinances of the Ministry of Justice.

In an exception to the above rule, even if the requirements described in (a) through (d) are not met, the company may be permitted to make distributions of surplus in cash to its shareholders by resolution of the board of directors once per fiscal year if its articles of incorporation so provide. Our articles of incorporation provide that we may, by resolution of the Board of Directors, pay an interim dividend with a record date of September 30 of each year.

A resolution of a general meeting of shareholders authorizing a distribution of surplus must specify the kind and aggregate book value of the assets to be distributed, the manner of allocation of such assets to shareholders, and the effective date of the distribution. If a distribution of surplus is to be made in kind, we may, pursuant to a resolution of a general meeting of shareholders, grant a right to the shareholders to require us to make such distribution in cash instead of in kind. If no such right is granted to shareholders, the relevant distribution of surplus must be approved by a special resolution of a general meeting of shareholders. See “—Voting Rights” for more details regarding a special resolution. Our articles of incorporation provide that we are relieved of our obligation to pay any distributions in cash that go unclaimed for three years after the date they first become payable.

Restriction on Distribution of Surplus

Under the Companies Act, we may distribute surplus up to the excess of the aggregate of (a) and (b) below, less the aggregate of (c) through (f) below, as of the effective date of such distribution, if our net assets are not less than JPY3,000,000:

(a)	the amount of surplus, as described below;

(b)	in the event that extraordinary financial statements as of, or for a period from the beginning of the fiscal year to, the specified date are approved, the aggregate amount of (i) the aggregate amount as provided for by an ordinance of the Ministry of Justice as the net income for such period described in the statement of income constituting the extraordinary financial statements, and (ii) the amount of consideration that we received for the treasury shares that we disposed of during such period;

(c)	the book value of our treasury shares;

(d)	in the event that we disposed of treasury shares after the end of the previous fiscal year, the amount of consideration that we received for such treasury shares;

(e)	in the event described in (b) in this paragraph, the aggregate amount as provided for by an ordinance of the Ministry of Justice as the net loss for such period described in the statement of income constituting the extraordinary financial statements; and

(f)	certain other amounts set forth in the ordinances of the Ministry of Justice, including (if the sum of one-half of goodwill and the deferred assets exceeds the total of share capital, additional paid-in capital and legal earnings reserve, each such amount as it appears on the balance sheet as of the end of the previous fiscal year) all or a certain part of such excess amount as calculated in accordance with the ordinances of the Ministry of Justice.

For the purposes of this section, the amount of “surplus” is the excess of the aggregate of (I) through (IV) below, less the aggregate of (V) through (VII) below:

(I)	the aggregate of other capital surplus and other retained earnings at the end of the previous fiscal year;

(II)	in the event that we disposed of treasury shares after the end of the previous fiscal year, the difference between the book value of such treasury shares and the consideration that we received for such treasury shares;

(III)	in the event that we reduced our share capital after the end of the previous fiscal year, the amount of such reduction less the portion thereof that has been transferred to additional paid-in capital and/or legal earnings reserve (if any);

(IV)	in the event that we reduced additional paid-in capital and/or legal earnings reserve after the end of the previous fiscal year, the amount of such reduction less the portion thereof that has been transferred to share capital (if any);

(V)	in the event that we cancelled treasury shares after the end of the previous fiscal year, the book value of such treasury shares;

(VI)	in the event that we distributed surplus after the end of the previous fiscal year, the aggregate of the following amounts:

(1)	the aggregate amount of the book value of the distributed assets, excluding the book value of such assets that would be distributed to shareholders but for their exercise of the right to receive dividends in cash instead of dividends in kind;

(2)	the aggregate amount of cash distributed to shareholders who exercised the right to receive dividends in cash instead of dividends in kind; and

(3)	the aggregate amount of cash paid to shareholders holding fewer shares than the shares that were required in order to receive dividends in kind;

(VII)	the aggregate amounts of (1) through (4) below, less (5) and (6) below:

(1)	in the event that the amount of surplus was reduced and transferred to additional paid-in capital, legal earnings reserve and/or share capital after the end of the previous fiscal year, the amount so transferred;

(2)	in the event that we distributed surplus after the end of the previous fiscal year, the amount set aside in additional paid-in capital and/or legal earnings reserve;

(3)	in the event that we disposed of treasury shares in the process of (x) a merger in which we acquired all rights and obligations of a company, (y) a corporate split in which we acquired all or a part of the rights and obligations of a split company, or (z) a share exchange (kabushiki kokan) in which we acquired all shares of a company after the end of the previous fiscal year, the difference between the book value of such treasury shares and the consideration that we received for such treasury shares;

(4)	in the event that the amount of surplus was reduced in the process of a corporate split in which we transferred all or a part of our rights and obligations after the end of the previous fiscal year, the amount so reduced;

(5)	in the event of (x) a merger in which we acquired all rights and obligations of a company, (y) a corporate split in which we acquired all or a part of the rights and obligations of a split company, or (z) a share exchange in which we acquired all shares of a company after the end of the previous fiscal year, the aggregate amount of (i) the amount of the other capital surplus after such merger, corporate split or share exchange, less the amount of other capital surplus before such merger, corporate split or share exchange, and (ii) the amount of the other retained earnings after such merger, corporate split or share exchange, less the amount of other retained earnings before such merger, corporate split or share exchange; and

(6)	in the event that an obligation to cover a deficiency, such as the obligation of a person who subscribed newly issued shares with an unfair amount to be paid in, was fulfilled after the end of the previous fiscal year, the amount of other capital surplus increased by such payment.

In Japan, the “ex-dividend” date and the record date for any distribution of surplus come before the date a company determines the amount of distribution of surplus to be paid.

For information as to Japanese taxes on dividends, please refer to “Material Income Tax Consideration—Japanese Taxation.”

Capital and Reserves

Under the Companies Act, the paid-in amount of any newly-issued shares is required to be accounted for as share capital, although we may account for an amount not exceeding one-half of such paid-in amount as additional paid-in capital. We may generally reduce additional paid-in capital and/or legal earnings reserve by resolution of a general meeting of shareholders, subject to completion of protection procedures for creditors in accordance with the Companies Act, and, if so decided by the same resolution, we may account for the whole or any part of the amount of such reduction as share capital. We may generally reduce share capital by a special resolution of a general meeting of shareholders and, if so decided by the same resolution, we may account for the whole or any part of the amount of such reduction as additional paid-in capital.

Share Splits

Under the Companies Act, we may at any time split shares in issue into a greater number of the same class of shares by a resolution of the board of directors. When a share split is to be made, we must give public notice of the share split, specifying the record date therefor, at least two weeks prior to such record date.

Gratuitous Allocations

Under the Companies Act, we may allot any class of shares to our existing shareholders without any additional contribution by resolution of the board of directors; provided that although our treasury shares may be allotted to our shareholders, any allotment of shares will not accrue to shares of our treasury shares.

Reverse Share Split

Under the Companies Act, we may at any time consolidate our shares into a smaller number of shares by a special resolution of the general meeting of shareholders. We must disclose the reason for the reverse share split at the general meeting of shareholders. When a reverse share split is to be made, we must give public notice of the reverse share split, at least two weeks (or, in certain cases where any fractions of shares are left as a result of a reverse share split, 20 days) prior to the effective date of the reverse share split.

General Meeting of Shareholders

Our ordinary general meeting of shareholders is usually held every June in Tokyo, Japan. The record date for an ordinary general meeting of shareholders is March 31 of each year. In addition, we may hold an extraordinary general meeting of shareholders whenever necessary by giving at least two-week advance notice to shareholders.

Notice of convocation of a general meeting of shareholders setting forth the time, place, purpose thereof, and certain other matters set forth in the Companies Act and relevant ordinances must be mailed to each shareholder having voting rights (or, in the case of a non-resident shareholder, to his or her standing proxy or mailing address in Japan) at least two weeks prior to the date set for such meeting. Such notice may be given to shareholders by electronic means, subject to the consent of the relevant shareholders.

Any shareholder or group of shareholders holding at least 3% of the total number of voting rights for a period of six months or more may require, with an individual shareholder notice (as described in “—Register of Shareholders”), the convocation of a general meeting of shareholders for a particular purpose. Unless such general meeting of shareholders is convened without delay or a convocation notice of a meeting which is to be held not later than eight weeks from the day of such demand is dispatched, the requiring shareholder may, upon obtaining a court approval, convene such general meeting of shareholders.

Any shareholder or group of shareholders holding at least 300 voting rights or 1% of the total number of voting rights for a period of six months or more, may propose a matter to be included in the agenda of a general meeting of shareholders, and may propose to describe such matter together with a summary of the proposal to be submitted by such shareholder in a notice to our shareholders, by submitting a request to a director at least eight weeks prior to the date set for such meeting, with an individual shareholder notice.

The Companies Act enables a company to amend its articles of incorporation in order to loosen the requirements for the number of shares held and shareholding period, as well as the period required for dispatching a convocation notice or submission of requests, all of which are required for any shareholder or group of shareholders to request the convocation of a general meeting of shareholders or to propose a matter to be included in the agenda of a general meeting of shareholders. Our articles of incorporation do not provide for loosening such requirements.

Voting Rights

A shareholder of record is entitled to one vote per Ordinary Share, except that neither we nor any corporation, partnership, or other similar entity in which we hold, directly or indirectly, 25% or more of the voting rights shall exercise any voting rights in respect of Ordinary Shares held by us or such entity, as the case may be. Except as otherwise provided by law or by our articles of incorporation, a resolution can be adopted at a general meeting of shareholders by a majority of the voting rights represented at the meeting. Shareholders may also exercise their voting rights through proxies. The Companies Act and our articles of incorporation provide that the quorum for the election of directors and corporate auditors is one-third of the total number of voting rights. Our articles of incorporation provide that the Ordinary Shares may not be voted cumulatively for the election of directors.

The Companies Act provides that a special resolution of the general meeting of shareholders is required for certain significant corporate transactions, including:

●	any amendment to our articles of incorporation (except for amendments that may be authorized solely by the board of directors under the Companies Act);

●	a reduction of share capital, subject to certain exceptions under which a shareholders’ resolution is not required, such as a reduction of share capital for the purpose of replenishing capital deficiencies;

●	transfer of the whole or a part of our equity interests in any of our subsidiaries, subject to certain exceptions under which a shareholders’ resolution is not required;

●	a dissolution, merger, or consolidation, subject to certain exceptions under which a shareholders’ resolution is not required;

●	the transfer of the whole or a substantial part of our business, subject to certain exceptions under which a shareholders’ resolution is not required;

●	the taking over of the whole of the business of any other corporation, subject to certain exceptions under which a shareholders’ resolution is not required;

●	a corporate split, subject to certain exceptions under which a shareholders’ resolution is not required;

●	share exchange (kabushiki kokan) or share transfer (kabushiki iten) for the purpose of establishing 100% parent-subsidiary relationships, subject to certain exceptions under which a shareholders’ resolution is not required;

●	any issuance of new shares or transfer of existing shares held by us as treasury shares at a “specially favorable” price and any issuance of share acquisition rights or bonds with share acquisition rights at a “specially favorable” price or in a “specially favorable” condition to any persons other than shareholders;

●	any acquisition by us of our own shares from specific persons other than our subsidiaries (if any);

●	reverse share split; or

●	the removal of a corporate auditor.

Except as otherwise provided by law or in our articles of incorporation, a special resolution of the general meeting of shareholders requires the approval of the holders of at least two-thirds of the voting rights of all shareholders present or represented at a meeting where a quorum is present. Our articles of incorporation provide that a quorum exists when one-third or more of the total number of voting rights is present or represented.

Liquidation Rights

If we are liquidated, the assets remaining after payment of all taxes, liquidation expenses, and debts will be distributed among shareholders in proportion to the number of shares they hold.

Rights to Allotment of Shares

Holders of our Ordinary Shares have no pre-emptive rights. Authorized but unissued shares may be issued at the times and on the terms as the board of directors determines, so long as the limitations with respect to the issuance of new shares at “specially favorable” prices (as described in “—Voting Rights”) are observed. Our board of directors may, however, determine that shareholders shall be given rights to allotment regarding a particular issue of new shares, in which case such rights must be given on uniform terms to all holders of the shares as of a record date for which not less than two weeks’ prior public notice must be given. Each shareholder to whom such rights are given must also be given notice of the expiration date thereof at least two weeks prior to the date on which such rights expire. The rights to allotment of new shares may not be transferred. However, the Companies Act enables us to allot share acquisition rights to shareholders without consideration therefor, and such share acquisition rights are transferable. See “—Share Acquisition Rights” below.

In cases where a particular issuance of new shares (i) violates laws and regulations or our articles of incorporation, or (ii) will be performed in a manner materially unfair, and shareholders may suffer disadvantages therefrom, such shareholders may file an injunction with a court of law to enjoin such issuance.

Share Acquisition Rights

Subject to certain conditions and to the limitations on issuances at a “specially favorable” price or on “specially favorable” conditions described in “—Voting Rights,” we may issue share acquisition rights (shinkabu yoyakuken) and bonds with share acquisition rights (shinkabu yoyakuken-tsuki shasai) by a resolution of the board of directors. Holders of share acquisition rights may exercise their rights to acquire a certain number of shares within the exercise period as set forth in the terms of their share acquisition rights. Upon exercise of share acquisition rights, we will be obligated either to issue the relevant number of new shares or, alternatively, to transfer the necessary number of shares of treasury shares held by us.

Record Date

The record date for annual dividends and the determination of shareholders entitled to vote at the ordinary general meeting of our shareholders is March 31.

In addition, by a resolution of the board of directors, we may set a record date for determining the shareholders entitled to other rights and for other purposes by giving at least two weeks’ prior public notice.

Purchase of Our Own Shares

Under the Companies Act, we may acquire our own shares:

●	by purchase from a specific party other than any of our subsidiaries, pursuant to a special resolution of a general meeting of shareholders; and

●	by purchase from any of our subsidiaries, pursuant to a resolution of the board of directors.

Any such acquisition of shares must satisfy certain requirements, such as that we may only acquire our own shares in an aggregate amount up to the amount that we may distribute as surplus. See “—Distribution of Surplus” above for more details regarding this amount.

Our own shares acquired by us may be held by us as treasury shares for any period or may be cancelled by resolution of the board of directors. We may also transfer the shares held by us to any person, subject to a special resolution of a general meeting of shareholders or a resolution of the board of directors, as the case may be, and subject also to other requirements similar to those applicable to the issuance of new shares, as described in “—Rights to Allotment of Shares” above. We may also utilize our treasury shares (x) for the purpose of transfer to any person upon exercise of share acquisition rights or (y) for the purpose of acquiring another company by way of merger, share exchange, or corporate split through exchange of treasury shares for shares or assets of the acquired company.

Request by Controlling Shareholder to Sell All Shares

Under the Companies Act, in general, a shareholder holding 90% or more of our voting rights, directly or through wholly-owned subsidiaries, shall have the right to request that all other shareholders (and all other holders of share acquisition rights, as the case may be) sell all shares (and all share acquisition rights, as the case may be) held by them with our approval, which must be made by a resolution of the board of directors (kabushiki tou uriwatashi seikyu, or a “Share Sales Request”). In order to make a Share Sales Request, such controlling shareholder will be required to issue a prior notice to us. If we approve such Share Sales Request, we will be required to make a public notice to all holders and registered pledgees of shares (and share acquisition rights, as the case may be) not later than 20 days before the effective date of such sales.

Sale by Us of Shares Held by Shareholders Whose Addresses Are Unknown

Under the Companies Act, we are not required to send a notice to a shareholder if notices to such shareholder fail to arrive for a continuous period of five or more years at the registered address of such shareholder in the register of our shareholders or at the address otherwise notified to us.

In addition, we may sell or otherwise dispose of the shares held by a shareholder whose location is unknown. Generally, if

●	notices to a shareholder fail to arrive for a continuous period of five or more years at the shareholder’s registered address in the register of our shareholders or at the address otherwise notified to us, and

●	the shareholder fails to receive distribution of surplus on the shares for a continuous period of five or more years at the address registered in the register of our shareholders or at the address otherwise notified to us, we may sell or otherwise dispose of the shareholder’s shares at the market price after giving at least three months’ prior public and individual notices, and hold or deposit the proceeds of such sale or disposal for the shareholder.

History of Share Issuances

The following is a summary of our share issuances during the last three years.

Prior to October 22, 2020, Mr. Mei Kanayama owned 8,910, or 90%, of our issued and outstanding Ordinary Shares, and Mr. Yingjia Yang owned 990, or 10%, of our issued and outstanding Ordinary Shares.

On October 22, 2020, our shareholders approved an increase in the number of our authorized Ordinary Shares from 10,000 to 300,000, and 72,909 Ordinary Shares were issued to Mr. Mei Kanayama and 8,101 Ordinary Shares were issued to Mr. Yingjia Yang, which share issuances were equivalent to a forward split of our outstanding Ordinary Shares at an approximate or rounded ratio of 9.1828-for-1 share. Unless otherwise indicated, all references to Ordinary Shares, options to purchase Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect such share issuances as if they had occurred at the beginning of the earlier period presented.

On November 10, 2020, 9,090 Ordinary Shares were issued to Grand Elec-Tech Limited, which were subsequently repurchased and cancelled on January 20, 2021.

On December 25, 2020, 2,041 Ordinary Shares were issued to SHUR Co., Ltd.

On June 22, 2021, 9,090 shares were issued to Grand Elec-Tech Limited.

On August 18, 2021, our shareholders approved an increase in the number of our authorized Ordinary Shares from 300,000 to 100,000,000 and our board of directors approved a forward split of our outstanding Ordinary Shares at a ratio of 294-for-1 share, which became effective on the same day. Unless otherwise indicated, all references to Ordinary Shares, options to purchase Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the forward split as if it had occurred at the beginning of the earlier period presented.

On December 17, 2021, Mr. Mei Kanayama entered into a share purchase agreement with Tokushin G. K., pursuant to which Mr. Kanayama transferred 16,838,350 Ordinary Shares to Tokushin G. K.

On January 13, 2022, we closed our IPO of 6,250,000 ADSs at a public offering price of $4.00 per ADS, which included 250,000 ADSs issued pursuant to the partial exercise of the underwriters’ over-allotment option. Each ADS represents one ordinary share of the Company. The closing for the sale of the over-allotment shares took place on February 21, 2022. Gross proceeds of our IPO, including the proceeds from the sale of the over-allotment shares, totaled $25.0 million, before deducting underwriting discounts and other related expenses. Net proceeds of our IPO, including over-allotment shares, were approximately $21.4 million. In connection with the IPO, the ADSs began trading on the Nasdaq Capital Market under the symbol “TKLF” on January 18, 2022.

On April 5, 2023, Tokushin G.K. entered into a share transfer agreement with Prometheus Capital Fund I, L.P., pursuant to which Tokushin G.K. transferred 2,063,300 Ordinary Shares to Prometheus Capital Fund I, L.P.

On April 10, 2023, Tokushin G.K. entered into a share transfer agreement with a new minority shareholder, pursuant to which Tokushin G.K. transferred 1,800,000 Ordinary Shares to the new minority shareholder.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver ADSs. Each ADS will represent one Ordinary Share (or a right to receive one Ordinary Share) deposited with MUFJ Bank Ltd., as custodian for the depositary in Japan. Each ADS will also represent any other securities, cash, or other property that may be held by the depositary. The deposited shares together with any other securities, cash, or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Japanese law governs shareholder rights. The depositary will be the holder of the Ordinary Shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, and ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents, see “Where You Can Find Additional Information.”

Dividends and Other Distributions

How will you receive dividends and other distributions on the Ordinary Shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on Ordinary Shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of Ordinary Shares your ADSs represent.

●

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the Ordinary Shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes or other governmental charges that must be paid will be deducted. See “Material Income Tax Consideration.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

●	Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

●	Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders, or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

●	Other distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair, and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash, or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. The depositary, however, is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights, or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights, or anything else to ADS holders. This means that you may not receive the distributions we make on our Ordinary Shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal, and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits Ordinary Shares or evidence of rights to receive Ordinary Shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the Ordinary Shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk, and expense, the depositary will deliver the deposited securities at its office, if feasible. The depositary, however, is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited Ordinary Share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited Ordinary Shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Japan and the provisions of our articles of incorporation or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the Ordinary Shares. However, you may not know about the meeting enough in advance to withdraw the Ordinary Shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the Ordinary Shares represented by your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if the Ordinary Shares represented by your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$0.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

$0.05 (or less) per ADS per calendar year	Depositary services

Persons depositing or withdrawing shares or ADS holders must pay:	For:
Registration or transfer fees	Transfer and registration of our Ordinary Shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary, or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers, or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads, or commissions.

The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker, or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement, or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination, or other reclassification, or any merger, consolidation, recapitalization, or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. If the depositary, however, decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges, or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if

●	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

●	we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

●	we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

●	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

●	we appear to be insolvent or enter insolvency proceedings;

●	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

●	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

●	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

●	are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

●	are not liable if we or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential, or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

●	are not liable for the acts or omissions of any securities depositary, clearing agency, or settlement system; and

●	the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding, or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

●	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

●	when you owe money to pay fees, taxes, and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our Ordinary Shares, the ADSs, or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We will file the forms of indentures, as applicable, with the SEC and incorporate them by reference as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our Ordinary Shares. It is likely that convertible debt securities will not be issued under an indenture.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for Ordinary Shares will not have any rights of holders of Ordinary Shares, and will not be entitled to dividend payments, if any, or voting rights of the Ordinary Shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for Ordinary Shares will not have any rights of holders of Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of Ordinary Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

We may issue units in three types of combinations, namely convertible debt securities (debt securities which can be converted into Ordinary Shares at a pre-determined price by exercising warrants), debt securities with warrants (which cannot be transferred separately from both debt securities and warrants), and simultaneous issuance of warrants and debt securities (both of which can be transferred separately from each other). Since debt securities with warrants include the right to purchase Ordinary Shares, if the warrants are not exercised due to a decline in the share price, the holder will incur a loss equivalent to the option fee for such right. In addition, unlike convertible debt securities, where Ordinary Shares are acquired in exchange for the debt securities, debt securities with warrants require additional funds to acquire Ordinary Shares by exercising the warrants. Conversely, if the share price rises significantly above the exercise price, the holders of the debt securities with warrants can acquire Ordinary Shares by exercising the warrants while still holding the debt securities, resulting in a larger return than the convertible debt securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of American Depositary Shares,” “Description of Debt Securities,” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2023 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$11,020
FINRA fees		$15,500
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2023 Annual Report, in our reports of foreign issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since March 31, 2023.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Japanese law is being passed upon for us by City-Yuwa Partners, our counsel as to Japanese law. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements in the 2023 Annual Report incorporated by reference in this prospectus have been so incorporated in reliance on the reports of Marcum Asia CPAs LLP, our independent registered public accounting firm since 2022, and Friedman LLP, our independent registered public accounting firm from 2020 through 2022, given on the authority of said firms as experts in auditing and accounting. The office of Marcum Asia CPAs LLP is located at Seven Penn Plaza Suite 830, New York, NY 10001. The office of Friedman LLP is located at One Liberty Plaza, 165 Broadway 21st Floor, New York, NY 10006.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended March 31, 2023, filed with the SEC on July 31, 2023;

(2)	our report of foreign private issuer on Form 6-K filed with the SEC on July 31, 2023;

(3)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(4)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

The 2023 Annual Report contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Yoshitsu Co., Ltd

Harumi Building, 2-5-9 Kotobashi,

Sumida-Ku, Tokyo, 130-0022

Japan

+81356250668

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information electronically filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a stock company organized under Japanese law. All of our directors and our corporate auditors reside in Japan and significantly all of our assets and the assets of such persons are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

City-Yuwa Partners, our counsel with respect to the laws of Japan, has advised us that there is uncertainty as to whether the courts of Japan would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Japan against us or our directors or officers predicated upon the securities laws of the United States. The Civil Execution Act of Japan and the Code of Civil Procedure require Japanese courts to deny requests for the enforcement of judgments of foreign courts if foreign judgments fail to satisfy the requirements prescribed by the Civil Execution Act and the Code of Civil Procedure, including that:

●	the jurisdiction of the foreign court be recognized under laws, regulations, treaties, or conventions;

●	proper service of process be made on relevant defendants, or relevant defendants be given appropriate protection if such service is not received;

●	the judgment and proceedings of the foreign court must not be repugnant to public policy as applied in Japan; and

●	there exists reciprocity as to the recognition by a court of the relevant foreign jurisdiction of a final judgment of a Japanese court.

No treaties exist between the U.S. and Japan that would generally allow any U.S. judgments to be recognized or enforced in Japan. In addition, reciprocity is judged by a Japanese court on a case-by-case basis as to whether a court of the jurisdiction in question (that is, a court of the state or country that has rendered the judgment in question) would recognize or enforce a final judgment of the same type or kind rendered by a Japanese court, based on effectively the same process as applied in Japan (that is, without re-examining the merit of the case, subject to public policy). Japanese courts have admitted reciprocity in relation to judgments rendered by a federal court in Hawaii, and state courts in Washington DC, New York, California, Texas, Nevada, Minnesota, Oregon, and Illinoi, respectively (mainly relating to monetary claims), but there is no guarantee that reciprocity will be admitted with respect to U.S. judgments rendered in any other state or of any kind or type. Therefore, judgments of U.S. courts of civil liabilities predicated solely upon the federal and state securities laws of the United States may not satisfy these requirements.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

5,970,152 American Depositary Shares

Representing 5,970,152 Ordinary Shares

YOSHITSU CO., LTD

Prospectus Supplement

Placement Agent

Maxim Group LLC

January 26, 2024